Exhibit 10.5

COMPREHENSIVE CREDIT LINE SUPPLEMENTARY CONTRACT

Reference No.: 2016 zhenzhongyinbubuexiezi No.0000445

Party A: Springpower Technology (Shenzhen) Co., Ltd

Business Licences: 91440300670033477H

Legal Representative: Dangyu Pan

Address: Factory A, Chaoshun Industrial Zone, Renmin Road, Fumin Residential Area, Guanlan, BaoAn District,

Postal code: 518000

Deposit A/C and financial institutions: Bank of China, Pinghu Sub-branch, Shenzhen, *****

Telephone: 28010758; Facsimile: 28010758

Party B: Bank of China, Buji Sub-branch.

Legal Representative: ZHENG XIAOCHUAN

Address: 108, Buji Road, Buji Town, Longgang District, Shenzhen; Postal code: 518000

Telephone: 22337156 ; Facsimile: 28772290

Party A and Party B for the development of friendly and mutually beneficial relations of cooperation, in line with the principles of voluntariness, equality, mutual benefit, sincerity, by consensus, reached the supplementary agreement for the credit contract NO 2016 zhenzhongyinbuexiezi No.0000445, as an integral part of it, and has the same legal effect.

Clause 1 Guarantee

Party A and party B agree that the article 7 guarantee clause of the credit line agreement shall be changed as follows:

For all the liabilities occurred under this contract and the specific credit line contract affiliated to this contract should be guaranteed by the following:

Maximum Amount Guarantee provided by:

1) Shenzhen Highpower Technology Co. Ltd, a guarantee contract is signed separately;

2) Huizhou Highpower Technology Co. Ltd, a guarantee contract is signed separately;

3) Dangyu Pan, a guarantee contract is signed separately;

Ganzhou Highpower Technology Co., Ltd. no longer provides the maximum mortgage, and the maximum mortgage contract NO 2016 zhenzhongyinbudiezi 0045 signed with party B terminates.

Under certain circumstances that Party A or the Guarantor might be unable to fulfill or make Party B believe they are unable to fulfill the contractual capacity, e.g., Guarantee Contracts are invalid, Party A is or will be under significant business difficulties or risks; deteriorated financials, litigation issues which might affect its repayment ability, Guarantors were found default in other contracts with Party B, devaluation, dismissal or damage of collaterals which might cause the value of the collaterals slaked or losses. Party B reserves the right to and Party A has the obligation to additional or replace the guarantor.

Clause 2 Effectiveness of Supplementary Agreements

This supplementary agreement, as an effective supplement to the above credit line agreement, constitutes an integral part of the credit line agreement and has the same legal effect as it. If the agreement of this supplementary agreement is inconsistent with the credit line agreement, the agreement shall prevail; otherwise, the agreement of the credit line shall prevail.

Clause 3 Effectiveness of the Contract

This contract is established and entered into effective upon signing or sealing by the legal representatives (or person-in-charge) of Party A and Party B or their duly authorized agents, together with sealing by the company chop.

This contract will be print and signed in two copies, Party A and B hold one copy each, each copy has the same legal effect.

/s/ Dangyu Pan

Stamp of Party A

Signature of director or authorized representative

/s/ [COMPANY SEAL]\

Stamp of Party B

Signature of legal representative or authorized representative